Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (LACO)

FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030

FOR IMMEDIATE RELEASE:
Friday, May 4, 2007
LAKES ENTERTAINMENT, INC. TO HOST CONFERENCE CALL AND WEBCAST
ON FIRST QUARTER 2007 RESULTS
MINNEAPOLIS, May 4, 2007 — Lakes Entertainment, Inc. (NASDAQ: LACO) today announced it will host a conference call and webcast to discuss the Company’s first quarter 2007 financial results on Thursday, May 10, 2007, at 1:00 p.m. CT (2:00 p.m. ET). The Company will issue financial results prior to the call.
Lyle Berman, Chairman of the Board and Chief Executive Officer, and Tim Cope, President and Chief Financial Officer, will recap the first quarter 2007 results and provide a business update.

WHEN:	Thursday, May 10, 2007
	Conference Call:	1:00 p.m. CT (2:00 p.m. ET)
	Dial-in Number:	(800) 374-0113
	Caller ID:	Lakes Entertainment First Quarter 2007

WEBCAST:	To listen to a live webcast of the conference call, go to Lakes’ web site, www.lakesentertainment.com, click on “Conference Call.”

The webcast replay will be available from 3:00 p.m. CT, Thursday, May 10, until 6:00 p.m. CT, Thursday, June 7, on the Lakes Entertainment website at www.lakesentertainment.com. Listening to the webcast requires speakers and Windows Media Player. If you do not have Media Player, download the free software at www.windowsmedia.com.

If you do not have Internet access and want to listen to an audio replay, call 1-800-642-1687 and enter conference call code 7067417. The audio replay will be available beginning at 3:00 p.m. CT on Thursday, May 10, until 6:00 p.m. CT, Thursday, May 17, 2007.

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management agreements with five separate Tribes for new casino operations in Michigan, California, and Oklahoma, for a total of eight separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 61% of WPT Enterprises, Inc. (NASDAQ “WPTE”), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour® television series, the development and operation of an online gaming website, the licensing and sale of branded consumer products and the sale of corporate sponsorships.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, need for current financing to meet Lakes’ operational and development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; continued contracts with the Pawnee Nation as a result of the change in its business council membership; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; and the fact that the WPTE shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPTE common stock. There are also risks and uncertainties relating to WPTE that may have a material effect on the Company’s consolidated results of operations or the market value of the WPTE shares held by the Company, including WPTE’s significant dependence on the Travel Channel as a source of revenue; the potential that WPTE’s television programming will fail to maintain a sufficient audience; difficulty of predicting the growth of WPTE’s online casino business, which is a relatively new industry with an increasing number of market entrants; the increased time, cost and expense of developing and maintaining WPTE’s own online gaming software; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE’s television programming; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE’s relationships with key licensing and strategic partners; and WPTE’s dependence on its senior management team. For more information, review the Company’s filings with the Securities and Exchange Commission.